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                                                                    EXHIBIT 23.4

                              BK Associates, Inc.
                            1295 Northern Boulevard
                           Manhasset, New York 11030
                      (516) 365-6272   Fax (516) 365-6287


                                 May 23, 1997


CONTINENTAL AIRLINES, INC.
2929 Allen Parkway, Suite 2010
Houston, TX  77019

                 Re: Registration Statement on Form S-4 of Continental Airlines, Inc.

Ladies & Gentlemen:

                 We consent to the use of our report and to the reference to our name in the text under the headings "Prospectus Summary--Equipment Notes and the Aircraft", "Risk Factors-- Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft," "Description of the Aircraft and the Appraisals" and "Experts" in the above-captioned Registration Statement and to the summary contained in the text under such headings of the reports prepared by us with respect to the Aircraft referred to therein.


                                        Sincerely,


                                        BK ASSOCIATES, INC.


                                               /s/ John F. Keitz
                                        ----------------------------------------
                                        John F. Keitz
                                        President
                                        ISTAT Senior Certified Appraiser